EXHIBIT 23.2

2322 Tremont Drive  ●  Baton Rouge, LA 70809
178 Del Orleans Avenue, Suite C  ●  Denham Springs, LA 70726
Phone: 225.928.4770  ●  Fax: 225.926.0945
www.htbcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of State Investors Bancorp, Inc. (the “Company”) of our report dated March 20, 2012, relating to the consolidated financial statements of the Company and subsidiary, which is incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Baton Rouge, Louisiana
June 27, 2012